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                                                                     Exhibit 13

                                  SUBSCRIPTION

                                January 6, 1997

To: The Board of Trustees of International Currency Fund

Dear Sirs:

     The undersigned hereby subscribes to one hundred thousand shares of beneficial interest in the U.S. Dollar Portfolio series of International Currency Fund at a price of $1.00 per share and agrees to pay therefor in cash the amount of $100,000.

                                       Very truly yours,

                                       FIVE ARROWS SHORT-TERM INVESTMENT TRUST

                                       By: /s/ Paul R. Freeman
                                          ---------------------------------

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                                  SUBSCRIPTION

                                January 6, 1997

To: The Board of Trustees of International Currency Fund

Dear Sirs:

     The undersigned hereby subscribes to ten shares of beneficial interest in the Pound Sterling Portfolio series of International Currency Fund at a price of (pound)1.00 per share and agrees to pay therefor in cash the amount of (pound)10.00.

                                       Very truly yours,

                                       FIVE ARROWS SHORT-TERM INVESTMENT TRUST

                                       By: /s/ Paul R. Freeman
                                          ---------------------------------

                                  SUBSCRIPTION

                                January 6, 1997

To: The Board of Trustees of International Currency Fund

Dear Sirs:

     The undersigned hereby subscribes to ten shares of beneficial interest in the Deutschemark Portfolio series of Five Arrows Managed Liquidity at a price of DM1.00 per share and agrees to pay therefor in cash the amount of DM10.00.

                                       Very truly yours,

                                       FIVE ARROWS SHORT-TERM INVESTMENT TRUST

                                       By: /s/ Paul R. Freeman
                                          ---------------------------------

                                  SUBSCRIPTION

                                January 6, 1997

To: The Board of Trustees of International Currency Fund

Dear Sirs:

     The undersigned hereby subscribes to ten shares of beneficial interest in the Canadian Dollar Portfolio series of International Currency Fund at a price of C$1.00 per share and agrees to pay therefor in cash the amount of C$10.00.

                                       Very truly yours,

                                       FIVE ARROWS SHORT-TERM INVESTMENT TRUST

                                       By: /s/ Paul R. Freeman
                                          ---------------------------------


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                                  SUBSCRIPTION

                                January 6, 1997

To: The Board of Trustees of International Currency Fund

Dear Sirs:

     The undersigned hereby subscribes to fifty two thousand five hundred shares of beneficial interest in the U.S. Dollar Portfolio series of International Currency Fund at a price of $1.00 per share and agrees to pay therefor in cash the amount of $52,500.

                                       Very truly yours,

                                       FIVE ARROWS CASH MANAGEMENT FUND
                                       PLC

                                       By: /s/ Paul R. Freeman
                                          ---------------------------------